Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8 No. 333-260711) pertaining to the Incentive Equity Plan of Cazoo Group Ltd and to the incorporation by reference therein of our report dated May 5, 2022, with respect to the consolidated financial statements of Cazoo Group Ltd included in its Annual Report (Form 20-F) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

November 30, 2022